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                                 EXHIBIT (14)(a)

                        Consent of Deloitte & Touche LLP


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                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 033-12608 of our report dated September 13, 1996, relating to The HighMark Group, including Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Bond Fund, Income Equity Fund, Balanced Fund and Growth Fund, incorporated by reference in the Statement of Additional Information and to the reference to us under the caption "Financial Statements", in such Registration Statement.



DELOITTE & TOUCHE LLP

Dayton, Ohio
January 24, 1997